                                                               EXHIBIT 10.143


                                 LINE NOTE #1                  Sarasota, Florida
                                                               November 7, 1995

$100,000.00


     FOR VALUE RECEIVED, the undersigned, AT Supply, Inc., a Texas corporation ("Company") having an office at 4703 Shavano Oak, San Antonio, Texas 78249, hereby promises to pay to the order of TTG ACQUISITION, INC., a Delaware corporation ("TTG") at its offices at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, or at TTG's option, at such other place as may be designated from time to time by TTG, on or before October 31, 1996, in lawful money of the United States of America, a principal amount equal to the lesser of (a) ONE HUNDRED THOUSAND DOLLARS ($100,000.00) or (b) the aggregate amount of all Advances made to Company, together with interest thereon as provided below. Notwithstanding anything in this Line Note to the contrary, this Line Note shall be payable upon demand by TTG, together with interest thereon as provided below.

     The date and the amount of each Advance, each payment and prepayment thereof, and the outstanding unpaid principal balance of this Line Note shall be inscribed by TTG on the schedule attached hereto and made a part hereof and any subsequent continuation thereof ("Schedule"). Each entry on the Schedule shall be prima facie evidence of the facts so set forth. No failure by TTG to make, and no error by TTG in making any inscription on the Schedule shall affect Company's obligation to repay the full principal amount advanced by TTG to or for the account of Company or Company's obligation to pay interest thereon at the agreed upon rate.

        This Line Note shall bear interest from the date hereof until maturity (whether by acceleration or otherwise) on the principal balance of Advances from time to time unpaid plus one and one-half percent (1-1/2%). Interest shall be payable on this Line Note on the first day of each month in arrears and on the date that this Line Note is paid in full. "Prime Rate" means the rate of interest publicly announced by Barnett Bank from time to time as its prime rate for calculating interest on certain loans.

     After maturity, whether by acceleration or otherwise, this Line Note shall bear interest at the rate of three percent (3%) plus the rate otherwise applicable on this Line Note until this Line Note is paid in full; provided, however, in no event shall the rate of interest on this Line Note exceed the maximum rate authorized by applicable law.

     If any installment of this Line Note is not paid when due, whether because such installment becomes due on a day other than a Business Day, or for any other reason, Company will pay interest thereon at the applicable rate until the date of actual receipt of such installment by TTG of this Line Note.

     This Line Note is secured under a Security Agreement, and related instruments, as more particularly described and provided therein, and is entitled to the benefits thereof.

     No failure by TTG to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by TTG of any right to remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of TTG as herein specified as cumulative and not exclusive of any other rights or remedies which TTG may otherwise have, including, without limitation, any rights or remedies TTG may have under any security agreements.

     No modification, rescission, waiver, forbearance, release or amendment of any provision of this Line Note shall be made except by a written agreement duly executed by Company and TTG.

     Company hereby waives diligence, presentment, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Line Note.

     Company agrees to pay all costs and expenses incurred by TTG in enforcing this Line Note or in collecting the indebtedness evidenced hereby, including, without limitation, actual attorneys' fees and expenses.

     This Line Note shall be construed under, and governed by, the internal laws of the State of Florida without regard to principles of conflicts of laws.

     Company agrees that any action or proceeding to enforce or arising out of this Line Note may be commenced in the Circuit Court of Florida in Manatee County and Company waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered mail to Company at the address specified above, or as otherwise provided by the laws of the State of Florida.

     Company and TTG hereby knowingly, voluntarily, and intentionally waive any right to trial by jury Company and TTG may have in any action or proceeding, in law or in equity, in connection with this Line Note or the transactions related hereto. Company represents and warrants that no representative or agent of TTG has represented, expressly or otherwise, that TTG will not, in the event of litigation, seek to enforce this jury trial waiver. Company acknowledges that TTG has been induced to enter into this Line Note by, among other things, the provisions of this Section.



                                       AT Supply, Inc.



                                       By: /s/ John S. Stephenson
                                           ----------------------
                                           John S. Stephenson, President


WITNESS:

By: /s/ Michael Godowns
    -------------------
    Michael Godowns

                                    SCHEDULE

                                  LINE NOTE #1
                                NOVEMBER 7, 1995

=================================================================================
                                                      AGGREGATE
                                       AMOUNT OF     OUTSTANDING
                        AMOUNT OF     ADVANCE PAID    PRINCIPAL       NOTATION
  DATE                   ADVANCE       OR PREPAID      BALANCE        MADE BY
---------------------------------------------------------------------------------
10-26-95              $   19,000.00                  $ 19,000.00   P. D. Shrader
---------------------------------------------------------------------------------
11-07-95              $   20,000.00                  $ 39,000.00   P. D. Shrader
---------------------------------------------------------------------------------
11-14-95              $   40,000.00                  $ 79,000.00   P. D. Shrader
---------------------------------------------------------------------------------
11-17-95              $   10,000.00                  $ 89,000.00   P. D. Shrader
---------------------------------------------------------------------------------
11-29-95              $   11,000.00                  $100,000.00   P. D. Shrader
                      from total of
                      $   40,000.00
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

=================================================================================